OPINION OF DOW LOHNES & ALBERTSON, PLLC

                                                                       EXHIBIT 5



                         [Firm Letterhead Appears Here]

                               December 27, 1999



Triton PCS Holdings, Inc.
1100 Cassett Road
Berwyn, Pennsylvania  19312

         Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as special counsel for Triton PCS Holdings, Inc., a Delaware corporation ("Triton"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 3,454,495 shares (the "Shares") of Class A Common Stock, $0.01 par value per share, being issued by Triton pursuant to the Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (the "Plan").

         In preparing this opinion we have reviewed (a) the Registration Statement; (b) Triton's Second Restated Certificate of Incorporation and Second Amended and Restated Bylaws; (c) the Plan; and (d) certain records of Triton's corporate proceedings as reflected in its minute and stock books.

         As to matters of fact relevant to our opinion, we have relied upon oral representations of officers of Triton without further investigation. In addition, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         Our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware and federal law of the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

         Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the







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Securities Act of 1933 or the Rules and Regulations of the Securities and
Exchange Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                               Very truly yours,

                                          DOW, LOHNES & ALBERTSON, PLLC

                                            /s/ Michael A. Hepburn
                                        By: _______________________________
                                                  Michael A. Hepburn
                                                       Member



























































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